Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 25, 2025 with respect to the consolidated financial statements of Kezar Life Sciences, Inc., incorporated herein by reference.
/s/ KPMG LLP
San Francisco, California
March 25, 2025